POWER OF ATTORNEY


	    The undersigned constitutes and appoints

Arnold S. Graber and Eric W.
Finlayson, and each of them, as the

undersigned's true and lawful
attorneys-in-fact and agents, with full

power of substitution and
resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all (1) Form
144s
under the Securities Act of 1933 and
(2) Securities and Exchange

Commission statements of beneficial ownership of securities of
Metalico,
Inc. (the "Company") on Forms 3, 4 and 5 as required under
Section 16(a)
of the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the

Securities and Exchange Commission, the Company and the NASD, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said
Rule 144 and
Section 16(a), as fully and to all
intents and purposes as the

undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.


A copy of this power of attorney shall be filed with the Securities and

Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-in-fact.



	    The authority granted hereby shall in no event be deemed to impose

or
create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file Form 144 or Forms 3, 4 and 5 with the

Securities and Exchange Commission.

Dated:  January
23, 2006




									/s/ WARREN JENNINGS


------------------------------------
								  Signature of Reporting

Person



									   WARREN JENNINGS


------------------------------------
								  Name